UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 18, 2007

ADESA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-32198	35-1842546
(Commission File Number)	(I.R.S. Employer Identification No.)

13085 Hamilton Crossing Boulevard Carmel, Indiana	46032
(Address of Principal Executive Offices)	(Zip Code)

(800) 923-3725
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Automotive Finance Corporation (“AFC”), a wholly owned subsidiary of ADESA, Inc., is a party to that certain Amended and Restated Purchase and Sale Agreement, dated as of May 31, 2002, between AFC and AFC Funding Corporation, a wholly owned, bankruptcy-remote, special-purpose subsidiary of AFC (“Funding”), as amended (the “Purchase and Sale Agreement”) pursuant to which AFC sells to Funding on a daily basis receivables and certain related rights arising out of loans made by AFC to independent automobile dealers.  AFC and Funding are also parties to that certain Second Amended and Restated Receivables Purchase Agreement, dated as of June 15, 2004, by and among Funding, AFC, Fairway Finance Corporation and Harris Nesbitt Corp., as amended (the “Receivables Purchase Agreement”) pursuant to which Funding sells an undivided ownership interest in the receivables and related rights it purchases from AFC to certain third-party purchasers.  On January 18, 2007, AFC and Funding entered into amendments to the Purchase and Sale Agreement and the Receivables Purchase Agreement.  The amendments enable AFC to sell to Funding certain receivables and related rights AFC purchases from First Bank of White, a South Dakota bank.  The amendments also include the consent of the purchasers under the Receivables Purchase Agreement to the assignment by AFC of all of its interest in certain loans to First Bank of White and to certain amendments to the form of the contract pursuant to which the assigned loans are made.

The above description of the amendments are qualified in their entirety by reference to the full text of the amendments, copies of which will be filed as exhibits to ADESA, Inc.’s Annual Report on Form 10-K for the year ending on December 31, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADESA, INC.

Date: January 24, 2007	By:	/s/ David G. Gartzke
David G. Gartzke
Chairman of the Board and Chief Executive Officer